Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated December 13, 2010 with respect to the audited consolidated balance sheets of Location Based Technologies, Inc. as of August 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years ended August 31, 2010 and 2009.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Comiskey & Company
Professional Corporation
Denver, Colorado

August 26, 2011